EXHIBIT 10.3.89
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of June 15, 2012, among BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A. (or its successor), a Luxembourg public limited liability company (société anonyme), having its registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B129.914 (the “Issuer”) and The Bank of New York Mellon (formerly The Bank of New York), as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
     WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of June 29, 2007, providing for the issuance of the Issuer’s 9 1/2% Senior Subordinated Notes due 2017 (the “Securities”), initially in the aggregate principal amount of €420,000,000; and
     WHEREAS pursuant to Section 9.01(i) of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture to cure any ambiguity, omission, mistake, defect or inconsistency;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
     1. Amendment to Indenture. The Indenture is hereby amended by adding at the end of the first paragraph of the definition of “Fixed Charge Coverage Ratio” in Section 1.01 immediately after the words “or issued pursuant to Section 4.03(b)” the following:
     “which is omitted from the pro forma calculation pursuant to the foregoing clause (a).”
     2. Notices. All notices or other communications shall be given as provided in Section 13.02 of the Indenture.
     3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     5. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer. Furthermore, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Beth Kleeh
	Name:	Beth Kleeh
	Title:	Vice President
2007 Senior Subordinated Notes Supplemental Indenture

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.
By:	/s/ Gregory Cole
	Name:	Gregory Cole
	Title:	Authorised Signatory
2007 Senior Subordinated Notes Supplemental Indenture